Exhibit 4.7


                                FUTUREMEDIA PLC


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                          RULES OF THE FUTUREMEDIA PLC

                            SHARE INCENTIVE PLAN 2005

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              As adopted by shareholders of the Company at the EGM
       on 28 July 2005. As formally approved by the Inland Revenue on |_|
                              under reference |_|

                          RULES OF THE FUTUREMEDIA PLC
                              SHARE INCENTIVE PLAN




      1.    DEFINITIONS

      2.    PURPOSE OF THE PLAN

      3.    ELIGIBILITY OF INDIVIDUALS

      4.    PARTICIPATION ON SAME TERMS

      5.    FREE SHARES (PART A)

      6.    PARTNERSHIP SHARES (PART B)

      7.    MATCHING SHARES (PART C)

      8.    DIVIDEND SHARES (PART D)

      9.    COMPANY RECONSTRUCTIONS

      10.   RIGHTS ISSUES

      11.   PLAN LIMITS

      Appendix A: Free Share Agreement

      Appendix B: Partnership Share Agreement

1.    DEFINITIONS

1.1   The following words and expressions have the following meanings:

"2005 Unapproved Plan"                  the Futuremedia PLC 2005 Unapproved
                                        Share Option

"Accumulation Period"                   in relation to Partnership Shares, the
                                        period during which the Trustees
                                        accumulate a Qualifying Employee's
                                        Partnership Share Money before acquiring
                                        Partnership Shares or repaying it to the employee

"Acquisition Date"                      (a) in relation to Partnership Shares,
                                        where there is no Accumulation Period,
                                        the meaning given by paragraph 50 of the Schedule

                                        (b) in relation to Partnership Shares,
                                        where there is an Accumulation Period,
                                        the meaning given by paragraph 52 of the Schedule; and

                                        (c) in relation to Dividend Shares, the
                                        meaning given by paragraph 66 of the
                                        Schedule

"the Act"                               Income Tax (Earnings and Pensions) Act
                                        2003

"Approval Date"                                       ,  2005,  being the date
                                        on which the Plan wasformally approved
                                        by the Inland Revenue

"Associated Company"                    the same meaning as in paragraph 94 of
                                        the Schedule

"Award Date"                            in relation to Free Shares or Matching
                                        Shares, the date on which such Shares
                                        are awarded

"Award" (a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

                                        (b) in relation to  Partnership  Shares,
                                        the acquisition of Partnership Shares on
                                        behalf  of   Qualifying   Employees   in
                                        accordance with the Plan

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"the Board"                             the  Board of  Directors for the time
                                        being of the Company or a duly
                                        authorised committee appointed  by the
                                        Board of Directors to oversee the
                                        operation of the Plan

"Capital Receipt"                       the same meaning as in section 502 of
                                        the Act

"Close Company"                         the same meaning as in section 414 of
                                        ICTA 1988 as modified by paragraph 20(4) of the Schedule

"the Company"                           Futuremedia PLC

"Connected Company"                     the same meaning as in paragraph 18 of
                                        the Schedule

"Control"                               the same meaning as in section  840 of
                                        ICTA 1988

"Dealing Day"                           a day on which the Stock Exchange is
                                        open for the transaction of business

"the Deed"                              the trust deed dated [ ] 2005 between
                                        the Company and the Trustees which
                                        established a trust for the Plan

"Dividend Shares"                       Shares acquired on behalf of a
                                        Participant from reinvestment of
                                        dividends under Part D of the Plan and
                                        which are subject to the Plan

"EMI Plan"                              the Futuremedia PLC Enterprise
                                        Management Incentive Plan 2005

"Exchange Act"                          the United States Securities Exchange
                                        Act of 1934, as amended

"Free Share Agreement"                  an agreement in the terms set out in
                                        Appendix A

"Free Shares"                           Shares awarded under Part A of the Plan
                                        which are subject to the Plan

"Group Plan"                            the Plan as established by Futuremedia
                                        PLC and extending to its Subsidiaries
                                        which are Participating Companies

"Holding Period"                        (a) in relation to Free Shares, the
                                        period specified by the Company as
                                        mentioned in Rule 5.12;

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                                        (b) in relation to Matching Shares, the
                                        period specified by the Company as
                                        mentioned in Rule 7.5; and

                                        (c) in relation to Dividend Shares, the
                                        period of 3 years from the Acquisition
                                        Date

"ICTA 1988"                             the Income and Corporation Taxes Act
                                        1988

"Initial Market Value"                  the Market Value of a Share on an Award
                                        Date. Where the Share is subject to a
                                        restriction or risk of forfeiture, the
                                        Market Value shall be determined without reference to that restriction or risk

"Market Value"                          (a) where the Shares are listed on the
                                        NASDAQ SmallCap Market (or any other
                                        national or international securities
                                        exchange on which the shares are
                                        traded):
                                                     (i) if the Trustees acquire
                                                     all of the Shares from a
                                                     purchase made on that
                                                     market and Appropriate all
                                                     of the Shares on the date
                                                     on which they were
                                                     purchased, the average of
                                                     the prices at which the
                                                     Trustees acquire the Shares
                                                     on that purchase date; or
                                                     (ii) if the Trustees
                                                     acquire the Shares from a
                                                     purchase made on that
                                                     market and Appropriate the
                                                     Shares on a date other than
                                                     the date on which the
                                                     Shares were purchased, the
                                                     middle market quotation of
                                                     a Share on the NASDAQ
                                                     SmallCap Market (or any
                                                     other national or
                                                     international securities
                                                     exchange on which the
                                                     shares are traded) as
                                                     derived from the Financial
                                                     Times or the Wall Street
                                                     Journal for the dealing day
                                                     immediately preceding the
                                                     day in question;

                                        (b) where the shares are not listed on
                                        the NASDAQ SmallCap Market (or any other national or international securities exchange), the market value of a Share as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and paragraph 92 of Schedule 2 and agreed for the purposes of the Plan with Inland Revenue Shares Valuation on or before that day

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"Matching Shares"                       Shares awarded under Part C of the Plan
                                        and which are subject to the Plan

"Material Interest"                     the same meaning as in paragraph 20 of
                                        the Schedule

"NICs"                                  National Insurance Contributions

"Participant"                           an individual who has received under the
                                        Plan an Award of Free Shares, Matching
                                        Shares or Partnership Shares, or on
                                        whose behalf Dividend Shares have been
                                        acquired

"Participating Company"                 the Company and such of its Subsidiaries
                                        as have executed deeds of adherence to the Plan under clause 16 of the Trust

"Partnership Shares"                    Shares awarded under Part B of the Plan
                                        and which are subject to the Plan

"Partnership Share Agreement"           an agreement in the terms set out in
                                        Appendix B

"Partnership Share Money"               money  deducted  from  a Qualifying
                                        Employee's Salary pursuant to a
                                        Partnership Share Agreement and held
                                        by the Trustees to acquire Partnership
                                        Shares or to be returned to such a
                                        person

"Performance Allowances"                The criteria for an Award of Free
                                        Shares where:

                                        (a) whether Shares are awarded; or

                                        (b) the number or value of Shares
                                        awarded is conditional on performance
                                        targets being met

"the Plan"                              The Futuremedia PLC Share Incentive Plan

"Plan Shares"                           (a) Free Shares, Matching Shares or
                                        Partnership Shares awarded to
                                        Participants;

                                        (b) Dividend Shares acquired on behalf
                                        of Participants, and

                                        (c) shares in relation to which
                                        paragraphs 86 and 87 (company
                                        reconstructions: new shares) of the
                                        Schedule apply

                                        that remain subject to the Plan

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"Plan Termination Notice"               a notice issued under paragraph 89 of
                                        the Schedule

"Qualifying Company"                    the same meaning as in Paragraph 17 of
                                        the Schedule

"Qualifying Corporate Bond"             the same meaning as in section 117 of
                                        the Taxation of Chargeable Gains Act
                                        1992

"Qualifying Employee"                   an employee who must be invited to
                                        participate in an award in accordance
                                        with Rule 3.5 and any employee who the
                                        Company has invited in accordance with
                                        Rule 3.6

"Qualifying Period"                     (a) in the case of Free Shares six
                                        months before the Award is made.

                                        (b) in the case of Partnership Shares
                                        and Matching Shares where there is an
                                        Accumulation period six months before
                                        the start of the Accumulation Period

                                        (c) in the case of Partnership Shares
                                        and Matching Shares where there is no
                                        Accumulation Period six months before
                                        the deduction of Partnership Share Money relating to the Award

"Redundancy"                            the same meaning as in the Employment
                                        Rights Act 1996

"Relevant Employment"                   employment by the Company or any
                                        Associated Company

"Retirement Age"                        age 65

"Salary"                                the same meaning as in paragraph 43(4)
                                        of the Schedule

"the Schedule"                          Schedule 2 to the Income Tax (Earnings
                                        and Pensions) Act 2003

"Securities Act"                        the United States Securities Act of
                                        1933, as amended

"Shares" ordinary shares in the capital of the Company which comply with the conditions set out in paragraph 25 of the Schedule; provided that as the context requires the term "Shares" shall include American Depositary Shares ("ADSs"), as evidenced by American Depositary Receipts ("ADRs"), representing the Shares

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"the Stock  Exchange"                   the NASDAQ SmallCap Market, or any other
                                        national or international securities
                                        exchange on which the Shares or ADSs are traded

"Subsidiary"                            any company which is for the time being
                                        under the Control of the Company

"Tax Year"                              a year beginning on 6 April and ending
                                        on the following 5 April

"the Trustees"                          the trustees or trustee of the Plan

"the Trust  Fund"                       all assets transferred to the Trustees
                                        to be held on the terms of the Trust
                                        Deed and the assets from time to time
                                        representing such assets, including any
                                        accumulations of income

"the Trust Period"                      the period of 80 years beginning with
                                        the date of the Deed

1.2 References to any Act, or Part, Chapter, or section (including ICTA 1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.    PURPOSE OF THE PLAN

      The purpose of the Plan is to enable employees of Participating Companies to acquire shares in the Company which give them a continuing stake in the Company.


3.    ELIGIBILITY OF INDIVIDUALS

3.1   Individuals are eligible to participate in an Award only if:

      (a)   they are employees of a Participating Company;

      (b) they have been employees of a Qualifying Company at all times during any Qualifying Period;

      (c) they are eligible on the date(s) set out in paragraph 14(2) to 14(6) of the Schedule; and

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      (d)   they do not fail to be eligible under any of Rules 3.2, 3.3 or 3.4.

3.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

      (a) a Close Company whose Shares may be appropriated or acquired under the Plan; or

      (b) a company which has Control of such a company or is a member of a consortium which owns such a company.


3.3 Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if they are at the same time to participate in an award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).

3.4 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if they are at the same time to participate in an award under another plan established by the Company or a Connected Company and approved under the Schedule or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).

Employees who must be invited to participate in Awards

3.5 Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are UK resident tax payers within the meaning of paragraph 8(2) of the Schedule.

      In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

Employees who may be invited to participate in Awards

3.6   The Board may also invite any employee who meets the requirements in Rule
      3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.


4.    PARTICIPATION ON SAME TERMS

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Board may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

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4.3   The Board may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

                                     PART A

5.    FREE SHARES

5.1 Every Qualifying Employee shall enter into an agreement with the Company (a "Free Share Agreement") in the terms of the draft in Appendix A to these Rules.

5.2 The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Board in accordance with this Rule.

      Maximum annual Award

5.4 The Initial Market Value of the Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed GBP3,000. If an individual participates in an Award under the Plan in a Tax Year in which he has already participated in an award of free shares under one or more other approved Share Incentive Plans established by the Company or a Connected Company the maximum annual Award shall apply as if the Plan and the other plan or plans were a single plan.

      Allocation of Free Shares by reference to performance

5.5 The Board may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6 If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.7   (a)   Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Board shall determine over such period as the Board shall specify;

      (b) performance targets must be set for performance units of one or more employees; and

      (c) for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.8 Where the Board decides to use Performance Allowances it shall, as soon as reasonably practicable:

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      (a)   notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

      (b) notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

5.9 The Board shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2. The same method shall be used for all Qualifying Employees for each Award.

      Performance Allowances: method 1

5.10  By this method:

      (a) at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

      (b) the remaining Free Shares shall be awarded by reference to performance; and

      (c) the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

      If this Method is used:

      o     the Free Shares awarded without reference to performance (paragraph
            (a) above) shall be awarded on the same terms mentioned in Rule 4;
            and

      o the Free Shares awarded by reference to performance (paragraph (b) above) need not be allocated on the same terms mentioned in Rule 4.


      Performance Allowances: method 2

5.11  By this method:

      (a) some or all Free Shares shall be awarded by reference to performance;

      (b) the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

      (c) Free Shares awarded for each performance unit shall be treated as separate Awards.

      Holding Period for Free Shares

5.12 The Board shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.13 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.14  A Participant may during the Holding Period direct the Trustees:

      (a) to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

      (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

      (c) to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

      (d) to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

            (i) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

            (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

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                                     PART B

6.    PARTNERSHIP SHARES

6.1 The Board may at any time invite every Qualifying Employee to enter into an agreement with the Company (a "Partnership Share Agreement") in the terms of the draft in Appendix B to these Rules.

6.2 Partnership Shares shall not be subject to any provision under which they may be forfeit.

Maximum amount of deductions

6.3 The amount of Partnership Share Money deducted from an employee's Salary in any Tax Year shall not exceed the lower of GBP1500 and 10% of his Salary for that Tax Year.

6.4 For the purposes of Rule 6.3 if an individual participates in an Award under the Plan in a Tax Year in which he has already participated in an award of partnership shares under one or more other approved Share Incentive Plans established by the Company or a Connected Company the maximum amount of deductions shall apply as if the Plan and the other plan or plans were one single plan.

6.5 Any amount deducted in excess of that allowed by Rule 6.3 or 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Minimum amount of deductions

6.6 The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion and shall not be greater than GBP10.


Notice of possible effect of deductions on benefit entitlement

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 48 of the Schedule.

Restriction imposed on number of Shares awarded

6.8 The Board may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

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6.10  The notification in Rule 6.9 above shall be given:

      (a) if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

      (b) if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

Plan with no Accumulation Period

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

Plan with Accumulation Period

6.12 If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

      (a) the Market Value of the Shares at the beginning of the Accumulation Period; and

      (b)   the Market Value of the Shares on the Acquisition Date.

6.14 If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

Surplus Partnership Share Money

6.15 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

      (a) may, with the agreement of the Participant, be carried forward to the next Accumulation Period or the next deduction; and

      (b) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

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Scaling down

6.16 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

Step  1.    the excess of the monthly deduction chosen by each applicant over the minimum amount under Rule 6.6 shall be reduced pro rata ;

Step  2.    all monthly deductions shall be reduced to the minimum amount under
            Rule 6.6;

Step  3.    applications shall be selected by lot, each based on a monthly deduction of the minimum amount under Rule 6.6.

      Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

Withdrawal from Partnership Share Agreement

6.17 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

Repayment of Partnership Share Money on withdrawal of approval or Termination

6.18 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

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                                     PART C

7.    MATCHING SHARES

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules

General requirements for Matching Shares

7.2   Matching Shares shall:

      (a) be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

      (b) subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

      (c)   be awarded to all Participants on exactly the same basis.

Ratio of Matching Shares to Partnership Shares

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Company may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

Holding Period for Matching Shares

7.5 The Board shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7   A Participant may during the Holding Period direct the Trustees:

      (a) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

      (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

      (c) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

      (d) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

            (i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

            (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

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                                     PART D

8.    DIVIDEND SHARES

Reinvestment of cash dividends

8.1 The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2 The Board may direct that any cash dividend in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.3   Dividend Shares shall be Shares:

      (a) of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

      (b)   which are not subject to any provision for forfeiture.

8.4   The Company may decide to:

      (a) apply all Participants' dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

      (b)   to pay all dividends in cash to all Participants; or

      (c)   to offer Participants the choice of either (a) or (b) above.

8.5   The Company may revoke any direction for reinvestment of cash dividends.

8.6 The amount applied by the Trustees in acquiring Dividend Shares shall not exceed (pound)1,500 in each Tax Year. For the purposes of this Rule, if an individual participates in an Award under the Plan in a Tax Year in which he has already participated in an award of dividend shares under one or more other approved Share Incentive Plans established by the Company or a Connected Company the amount so applied shall apply as if the Plan and the other plan or plans were a single plan. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.7 If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the participant as soon as practicable.

8.8 The Trustees shall apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

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Certain amounts not reinvested to be carried forward

8.9   Subject to Rule 8.7, any amount that is not reinvested:

      (a) because the amount of the cash dividend is insufficient to acquire a Share; or

      (b) because there is an amount remaining after acquiring the Dividend Shares;

      may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.10 If, during the period of three years beginning with the date on which the dividend was paid:

      (a)   it is not reinvested; or

      (b)   the Participant ceases to be in Relevant Employment; or

      (c)   a Plan Termination Notice is issued

      the amount shall be repaid to the Participant as soon as practicable. On making the payment, the Participant shall be provided with the information specified in paragraph 80(4) of the Schedule.


Holding Period for Dividend Shares

8.11 The Holding Period shall be a period of 3 years, beginning with the Acquisition Date.

8.12  A Participant may during the Holding Period direct the Trustees:

      (a) to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

      (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

      (c) to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

      (d) to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

            (i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

            (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13 Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 80(4) of the Schedule.

GENERAL PROVISIONS RELATING TO THE PLAN

9.    COMPANY RECONSTRUCTIONS

9.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

      (a) a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or

      (b) a transaction which would have that result but for the fact that what would be the New Holding consists of or includes a Qualifying Corporate Bond.

9.2 If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

      (a) redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

      (b) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

      (c)   share capital to which section 249 of ICTA 1988 applies.

9.3   In this Rule:

      "Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

      "New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

9.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

9.5   For the purposes of the Plan:

      (a) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

      (b) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

9.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

10    RIGHTS ISSUES

10.1 Any shares or securities allotted under clause 12 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

10.2  Rule 10.1 does not apply:

      (a) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

      (b) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

11    PLAN LIMITS

11.1 The Plan shall become effective on the Approval Date. No Awards shall be made under the Plan after the expiration of ten years from the Approval Date, but Awards previously granted may extend beyond that date.

11.2 The number of Shares that may be the subject of Awards under the Plan, when aggregated with the number of Shares that may be issued under the EMI Plan and the 2005 Unapproved Plan, shall not exceed an aggregate of 10,000,000 Shares. Shares subject to any Award that may be subject to forfeiture, lapse or expire or is reacquired, surrendered or terminated in accordance with its terms or otherwise, shall no longer count towards the aggregate number of Shares which have been the subject of Awards issued hereunder, and such number of Shares shall be subject to further Awards under the Plan.

11.3 The Company has registered the Shares under the Exchange Act. Until the Company registers the Shares subject to Awards with the United States Securities and Exchange Commission ("SEC") under the Securities Act, the Shares issuable in connection with Awards pursuant to the Plan may be "restricted securities" within the meaning of the Securities Act (or otherwise subject to restrictions on transfer under the Securities Act) and, in which case, may not be publicly sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act or unless an exemption from registration is then available. Unless Shares issuable in connection with Awards have been registered under the Securities Act, any certificates evidencing the Shares (or ADSs representing Shares) will bear the following restrictive legend:

            The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended ("Act"), or the securities laws of any other jurisdiction, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless exemptions from such registration are available.